Exhibit (n)(2)

We consent to use in this Post-Effective Amendment No. 7 to Registration Statement (No. 333-149374) on Form N-2 of FS Investment Corporation of our report dated March 19, 2010, relating to our audit of the financial statements, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/    McGladrey & Pullen, LLP

Blue Bell, PA

February 4, 2011